FOURTH AMENDMENT TO CREDIT AGREEMENT
                 ------------------------------------
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of May 11, 1999, is entered into by and among OPTICAL COATING LABORATORY, INC. (the "Company"), the several financial institutions party to the Credit Agreement (collectively, the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent") and as letter of credit issuing bank.

                               RECITALS
                               --------
     A. The Company, Banks, and Agent are parties to a Credit Agreement dated as of July 31, 1998, as amended by a Waiver and First Amendment to Credit Agreement dated as of January 8, 1999, effective as of October 31, 1998, a Second Amendment to Credit Agreement dated as of January 31, 1999 and a Third Amendment to Credit Agreement dated as of February 26, 1999 (as so amended, the "Credit Agreement") pursuant to which the Banks have extended certain credit facilities to the Company.
     B. The Company has requested that the Banks agree to a certain amendment of the Credit Agreement.
     C. The Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.   Amendment to Credit Agreement. Section 8.09 of the
Credit Agreement shall be amended by deleting the word "and" at the end of subsection (b) thereof and inserting the following at the end of subsection (c) thereof:
               ";and
          (d) Guaranty Obligations of the Company with respect to the obligations of Flex Products under the Master Equipment Lease Agreement No. 32089 dated June 19, 1996 between Flex Products and Fleet Capital Corporation, along with the two Schedules thereto dated June 19, 1996, as such lease agreement is in effect on the date hereof and without giving effect to any amendments, modifications or supplements (including by way of new Schedules) thereto after the date hereof, but after giving effect to the Consent and Amendment Agreement dated as of April 26, 1999 among Flex Products and Fleet Capital Corporation, a copy of which the Company has provided to the Agent and the Banks."

     3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:
          (a) No Default or Event of Default has occurred and is continuing.
          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights

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generally or by equitable principles relating to enforceability, without defense, counterclaim or offset.
          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date.
          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. Effective Date. This Amendment will become effective as of the date first above written, or, if later, the date on which the Agent has received from the Company and the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to enter into amendments under the same, similar or any other circumstances in the future.

     6.   Miscellaneous.
          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
This Amendment is a Loan Document.
          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.
          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent, and the Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.
          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.
          (g) The Company covenants to pay to or reimburse the Agent, within five Business Days after demand, for all costs and expenses (including reasonable Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                   OPTICAL COATING LABORATORY, INC.

                                   By:   /s/  Jeffrey M. Ryan
                                       ---------------------------------
                                   Name:  Jeffrey M. Ryan
                                         -------------------------------
                                   Title: Assistant Treasurer
                                          ------------------------------


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent

                                   By:   /s/ Christine Cordi
                                       ---------------------------------
                                   Name:  Christine Cordi
                                         -------------------------------
                                   Title: Vice President
                                          ------------------------------


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Issuing Bank and as a Bank

                                   By:  /s/ Thomas K. McComas
                                       ---------------------------------
                                   Name:  Thomas K. McComas
                                         -------------------------------
                                   Title: Vice President
                                          ------------------------------


                                   ABN AMRO BANK N.V.

                                   By:   /s/Gina M. Brusatori
                                       ---------------------------------
                                   Name:  Gina M. Brusatori
                                         -------------------------------
                                   Title:  Group Vice President
                                          ------------------------------

                                   By:  /s/ Dianne D. Berkley
                                       ---------------------------------
                                   Name: Dianne D. Berkley
                                         -------------------------------
                                   Title: Group Vice President
                                          ------------------------------


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